UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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HERSHEY FOODS CORPORATION

(Name of Registrant as Specified In Its Charter)

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Hershey Foods Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
April 28, 2004

The Annual Meeting of Stockholders of HERSHEY FOODS CORPORATION will be held at 2:00 p.m. on April 28, 2004 at The Hershey Lodge & Convention Center, West Chocolate Avenue and University Drive, Hershey, Pennsylvania 17033 for the following purposes:

(1)	To elect nine directors;

(2)	To approve the appointment of KPMG LLP as the Company’s independent auditors for 2004; and

(3)	To transact such other business as may be brought properly before the meeting and any and all adjournments thereof.

In accordance with the By-Laws and action of the Board of Directors, stockholders of record at the close of business on March 1, 2004 will be entitled to notice of, and to vote at, the meeting and any and all adjournments thereof.

By order of the Board of Directors,

Burton H. Snyder
Senior Vice President,
General Counsel and Secretary

March 12, 2004

Please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting in person; or if you prefer, kindly mark, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope.

P R O X Y  S T A T E M E N T

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of HERSHEY FOODS CORPORATION, a Delaware corporation (the “Company” or “Hershey Foods”), for use at the Annual Meeting of Stockholders (“Annual Meeting”) which will be held at 2:00 p.m., Wednesday, April 28, 2004 at The Hershey Lodge & Convention Center, West Chocolate Avenue and University Drive, Hershey, Pennsylvania 17033, and at any and all adjournments of that meeting. This Proxy Statement and the enclosed proxy card are being sent to stockholders on or about March 12, 2004. The Company’s principal executive offices are located at 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

Shares represented by properly voted proxies received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated by such proxies. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR the election of the nominees for director named in this Proxy Statement and FOR the approval of the appointment of KPMG LLP as the Company’s independent auditors for 2004. As to any other business which may properly come before the Annual Meeting, the persons named on the proxy card will vote according to their best judgment.

CORPORATE GOVERNANCE PRINCIPLES

Role of the Board of Directors

The business of the Company is carried out by its employees under the direction and supervision of its Chief Executive Officer (“CEO”). The business shall be managed under the direction of the Board. In accordance with Delaware law, the role of the directors is to exercise their business judgment in the best interests of the Company. This role includes:

•	review of the Company’s performance, strategies and major decisions;

•	oversight of the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	oversight of management, including review of the CEO’s performance and succession planning for key management roles; and

•	oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

Selection and Composition of the Board

Board Size — As set forth in the By-Laws of the Company (“By-Laws”), the Board has the power to fix the number of directors by resolution. The Company’s Restated Certificate of Incorporation requires at least three directors. In fixing the number, the Board will be guided by the principle that a properly functioning Board is small enough to promote substantive discussions in which each member can actively participate, and large enough to offer diversity of background and expertise. The Board will consider whether it is of the appropriate size as part of its annual performance evaluation.

Board Membership Criteria — In selecting directors, the Board generally seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole. Directors should be of the highest integrity and well-respected in their fields, with superb judgment and the ability to learn the Company’s business and express informed, useful and constructive views. In reviewing the qualifications of prospective directors, the Board will consider such factors as it deems appropriate in light of these principles, which may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of the other Board members, and the extent to which any candidate would be a desirable addition to the Board and any committees of the Board. In general, the Board seeks individuals who are knowledgeable in fields including finance, international business, marketing, information technology and consumer products. All members of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise and be an audit committee financial expert as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission (“SEC”), or any successor provision.

Independence — The Company is not required to have a majority of independent directors, because it is a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) listing standards. However, the Company recently has operated with a Board composed of directors who are independent, with the exception of the Chairman and CEO. As this practice has served the Company well, a requirement that a majority of the Board consist of independent directors is included in these principles. In addition, the Company’s Audit Committee, Compensation and Executive Organization Committee, and Committee on Directors and Corporate Governance shall consist solely of independent directors. At least annually, the directors shall determine which directors are independent. Rather than have one set of criteria for Board members as a whole and additional criteria for Audit Committee members, the Board will judge the independence of all directors based on the stringent standards applicable to Audit Committee members. Accordingly, the independence of directors shall be determined based on the following criteria:

•	A director who receives (or, in the last three years, received), or whose immediate family member receives (or, in the last three years, received), direct compensation as an employee or any consulting, advisory or other compensatory fees from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service), is not independent, provided, however, that in making such determination, compensation received by an adult child or stepchild of a director who does not share a home with such director, for service as an employee of the Company, shall not be considered, except in the case of service as an elected or appointed officer of the Company, which service shall be considered.

•	A director who is (or, within the last three years, was) affiliated with or employed by, or whose immediate family member is (or, within the last three years, was) affiliated with or employed in a professional capacity by, the present auditor of the Company or a firm which served (within the last three years) as the auditor of the Company is not independent.

•	A director who is (or, within the last three years, was) employed, or whose immediate family member is (or, within the last three years, was) employed, as an executive officer of another company where any of the Company’s present executives serves (or, within the last three years, served) on that company’s compensation committee is not independent.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes (or, within the last three years, made) payments to or receives (or, within the last three years, received) payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent.

•	A director who is (or, within the last three years, was) an employee or a non-employee executive officer of the Company is not independent.

•	A director who is an immediate family member of an individual who is (or, within the last three years, was) an executive officer of the Company, whether as an employee or non-employee, is not independent.

•	A director who is an affiliated person of the Company, as defined under the rules of the SEC, is not independent; provided, however, if the director is an affiliated person solely because he or she sits on the board of directors of an affiliate of the Company, as defined under the rules of the SEC, then the director is independent if he or she, except for being a director on each such board of directors, does not accept directly or indirectly any consulting, advisory, or other compensatory fee from either such entity, other than the receipt of only ordinary-course compensation for serving as a member of the board of directors, or any board committee of each such entity, and the director satisfies all other standards.

•	A director who is, or whose immediate family member is, a director, trustee, officer or employee of a non-profit organization to which the Company has donated more than $100,000 in any year within the last three years is not independent.

•	A director’s participation in the Company’s Charitable Awards Program does not render him or her non-independent.

A director who is not deemed non-independent under the foregoing shall be presumed to have no material relationship with the Company, however the Board shall make its determination based on all facts and circumstances. For purposes of application of these criteria, (i) “immediate family” shall be defined as including all individuals who are considered immediate family of a director under the regulations implementing the Sarbanes-Oxley Act, as well as all individuals who are considered immediate family of a director under the NYSE listing standards, (ii) compensation received by a director for former service as an interim Chairman or CEO shall not be considered in determining independence, and (iii) references to “company” for purposes of determining independence, include any parent or subsidiary in a consolidated group with the company. Directors shall notify the Chair of the Committee on Directors and Corporate Governance and the Chairman and CEO prior to accepting a board position on any other organization, so that the effect, if any, of such position on the director’s independence may be evaluated.

Selection of Board Members — Nomination of directors is the responsibility of the Committee on Directors and Corporate Governance, all of whose members shall be independent directors. Recommendations may come from directors, stockholders or other sources. Recommendations may come from management, with the understanding that the Board is not required to consider candidates recommended by management. An offer to join the Board will be extended by the Chair of the Committee on Directors and Corporate Governance or the Chairman of the Board if the Chairman is not also an officer or employee of the Company.

Tenure

•	The Board has not established term limits, and, given the value added by experienced directors who can provide a historical perspective, term limits are not considered appropriate. New ideas and diversity of views are maintained by careful selection of directors when vacancies occur. In addition, the performance of individual directors and the Board as a whole are reviewed annually, prior to the nomination of directors for vote by stockholders at each Annual Meeting.

•	When a director’s principal occupation or business or institutional affiliation changes materially from that at the time of his or her first election to the Board, the director will tender his or her resignation by directing a letter of resignation to the Chair of the Committee on Directors and Corporate Governance, except that if the director is the Chair of such committee, he or she shall direct the resignation to the Chairman of the Board. The Board will determine whether to accept such resignation.

•	Directors will not be nominated for reelection after their 70th birthday.

Operation of the Board

Chairman — The CEO serves as Chairman of the Board. This serves the Company well, and the independent directors have many opportunities to have a significant influence on the structure and functioning of the Board. However, the Board might determine that during periods of transition following the election of a new CEO or during other unusual circumstances, the CEO should not also serve as Chairman of the Board.

Board Meetings

•	The Board will hold approximately six regular meetings per year, scheduled by resolution of the Board sufficiently far in advance to accommodate the schedules of the directors. Special meetings may be called at any time by the Chairman or a Vice Chairman of the Board (if any), or by the CEO, or by one-sixth (calculated to the nearest whole number) of the total number of directors constituting the Board, to address specific issues.

•	Agendas are established by the Chairman and sent in advance to the Board. Any director may submit agenda items for any meeting. A rolling agenda has been established, which includes a full annual review of the Company’s strategic plan, quarterly reviews of the Company’s financial performance, and committee reports and updates at each meeting on the business and other items of significance to the Company. Information relevant to agenda items shall be submitted to the Board in advance, and the agenda will be structured to allow appropriate time for discussion of important items.

Executive Sessions — Executive sessions are sessions of non-management directors. The directors may choose to invite any member of management, including the Chairman and CEO. Typically, closed sessions are held at the beginning of each regular Board meeting, and at such other times as the Board may determine, with all directors, including the Chairman and CEO, in attendance without any third parties or Company officers or employees (other than the Chairman and CEO). Executive sessions are held at the conclusion of each regular Board meeting, and at such other times as the non-management directors may determine, without the Chairman and CEO or any other member of Company management present, to review such matters as may be appropriate, including the report of the outside auditors, the criteria upon which the performance of the CEO and other senior managers is based, the performance of the CEO measured against such criteria and the compensation of the CEO. If at any time the Board includes any non-management directors who are not independent, such directors shall be excluded from one executive session each year. Executive sessions are chaired by an independent director assigned on a rotating basis. This has served the Company well historically and has allowed each independent director an opportunity to serve as lead director. In addition, any director may call a special executive session to discuss a matter of significance to the Company and/or the Board.

Committees — All major decisions are made by the Board; however, the Board has established committees to enable it to handle certain matters in more depth. The committees are (1) Audit, (2) Directors and Corporate Governance, (3) Compensation and Executive Organization, and (4) Executive. Although not mandatory, independent directors, other than Committee chairs, are generally expected to serve on two committees. Members of the committees are recommended by the Committee on Directors and Corporate Governance and approved by the Board. Committee members serve at the pleasure of the Board, for such period of time as the Board may determine, consistent with these governance principles. All directors serving on the Audit, Directors and Corporate Governance, and Compensation and Executive Organization committees must be independent, as determined by the Board in accordance with these governance principles and as required by applicable law and regulation. The Executive Committee is made up of the chair of each of the other committees along with the Chairman of the Board. Any transaction not in the ordinary course of business by and among the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or the Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, shall be reviewed and approved in advance by a subcommittee composed of the independent members of the Executive Committee. The charter of each committee is published on the Company’s website and will be made available to any stockholder on request. Each committee chair shall report the highlights of the committee meeting to the full Board at the Board meeting following the committee meeting. The Chairman of the Board serves as chair of the Executive Committee. The chairs of the Audit Committee, the Committee on Directors and Corporate Governance and the Compensation and Executive Organization Committee (the “Independent Committees”) are recommended by the Committee on Directors and Corporate Governance and approved by the Board. Under normal circumstances, following four consecutive years as the Chair of an Independent Committee, a director shall not serve again on such committee for at least one year after standing down as the Chair thereof. A Chair of an Independent Committee may be permitted to continue to serve on such committee with Board approval if the Board determines that the former Chair uniquely fills a specific need of such Committee. The structure and functioning of the committees shall be part of the annual Board evaluation.

Director Participation in Board and Committee Meetings — Each director is expected to participate actively in his or her respective committee meetings and in Board meetings. Directors are expected to attend all meetings and are expected to come prepared for a thorough discussion of agenda items. Directors are expected to attend the Company’s Annual Meeting of Stockholders. Participation by directors will be reviewed as part of the annual assessment of the Board and its committees.

Access to Company Personnel

Directors have full and free access to the Company’s officers and employees. Division and function heads regularly make presentations to the Board and committees on subjects within their areas of responsibility. The CEO will invite other members of management to attend meetings or other Board functions as appropriate. Directors may initiate communication with any employee and/or invite any employee to any Board or committee meeting; however, they are expected to exercise judgment to protect the confidentiality of sensitive matters and to avoid disruption to the business, and they are expected to copy the CEO on written communications to company personnel under normal circumstances.

Access to Outside Advisors

The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining approval of Company management in advance.

Training

Orientation — Each new Board member shall undergo an orientation designed to educate the director about the Company and his/her obligations as a director. At a minimum, the orientation shall include meetings with several members of the Hershey Executive Team and the Chief Governance Officer, a tour of key facilities and review of reference materials regarding the Company and corporate governance, the Company’s strategic plan and the last annual report.

Ongoing Education — The Company will pay reasonable expenses for each director to attend at least one relevant continuing education program each year. Directors are encouraged but not required to attend. In addition, the Company will keep directors informed of significant developments as appropriate. Each Board meeting shall include a report to directors on (1) significant business developments affecting the Company, (2) significant legal developments affecting the Company, and (3) significant legal developments affecting the Board members’ obligations as directors.

Oversight of Management

Review of CEO Performance and Compensation — The independent directors, together with the Compensation and Executive Organization Committee, monitor the performance of the CEO. Annually they shall review the performance appraisal of the CEO performed by the Compensation and Executive Organization Committee and shall review and approve the CEO’s compensation recommended by such committee.

Review of Strategic Plan — The Board shall review the Company’s strategic plan annually. All Board members are expected to participate in an active review. The CEO will invite to the review members of management with responsibility for key divisions and functions and any other personnel the CEO deems helpful, for purposes of providing information sufficient to facilitate a full and frank discussion.

Management Succession

•	The Board shall review management succession plans annually. This shall include review by the Board of organization strength and management development and succession plans for each member of the Company’s executive team. The Board shall also maintain and review annually, or more often if appropriate, a succession plan for the CEO.

•	If the President, CEO and/or Chairman of the Board is unable to perform for any reason, including death, incapacity, termination, or resignation before a replacement is elected, then: (1) if the Company is without a Chairman of the Board, the Chair of the Committee on Directors and Corporate Governance shall serve as Chairman until a replacement is elected or, in the case of temporary incapacity, until the Board determines that the incapacity has ended; (2) if the Company is without a President and CEO, the interim President and CEO shall be the officer of the Company approved by the Board, taking into consideration the annual recommendation of the CEO; (3) in the case of incapacity of the President, CEO and/or Chairman, the Board shall determine whether to search for a replacement; and (4) the Chair of the Compensation and Executive Organization Committee shall lead any search for a replacement.

Evaluation and Compensation of the Board

Annual Evaluations — The directors shall evaluate the performance of the Board and its committees annually. Each director shall complete an evaluation form for the Board as a whole and each of the committees on which he or she has served during the year. Evaluation results shall be reviewed by the Committee on Directors and Corporate Governance, which shall present to the Board the results along with any recommendations for change that the Committee deems appropriate. These governance principles and the committee charters shall be reviewed annually in conjunction with the annual evaluation. The Committee on Directors and Corporate Governance shall also review the performance of Board members when they are considered for reelection and at any time upon request of a Board member.

Director Compensation and Benefits

•	General — The Compensation and Executive Organization Committee shall review and make recommendations to the Board annually with respect to the form and amount of compensation and benefits. These will be established after due consideration of the responsibilities assumed and the compensation of directors at similarly situated companies.

•	Stock Ownership

—	The Board will not nominate any person to be elected a director at an Annual Meeting of Stockholders unless such person owns, as defined below, or agrees to purchase and own at least 200 shares of the Company’s Common Stock on or before the record date for the proxy statement for such meeting.

—	The Board desires that each director own, as defined herein, shares of the Company’s Common Stock in an amount at least equal to the Stockholding Guidelines as of January 1 of each year following the fifth anniversary of the date the Board approves this policy in the case of current directors and as of January 1 of each year following the fifth anniversary of becoming a director in the case of a director first becoming a director subsequent to the date of such Board approval. For purposes of the requirements herein and in the preceding paragraph, ownership of the Company’s Common Stock includes Common Stock equivalent shares such as common stock units deferred under the Company’s Directors’ Compensation Plan and restricted stock units granted quarterly under that plan.

—	Stockholding Guidelines as of January 1 of any year means the number of shares of the Company’s Common Stock, as described in the preceding paragraph, with a value, valued at the average closing price on the NYSE of the Common Stock on the first three trading days of the month of December of the preceding year, equal to three times the sum of (a) the annual retainer under the Company’s Directors’ Compensation Plan for such year and (b) the target value of the restricted stock unit grant under that plan.

Code of Conduct

Directors are held to the highest standards of integrity. The Company’s Code of Ethical Business Conduct applies to directors as well as officers and employees and covers areas including conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee has responsibility for oversight of the Company’s communication of, and compliance with, the Code of Ethical Business Conduct.

DIRECTOR INDEPENDENCE, CODE OF ETHICAL BUSINESS CONDUCT AND
COMMUNICATIONS WITH DIRECTORS

Director Independence

The Board has reviewed the qualifications, relationships, employment history, board affiliations and other criteria of each of the directors recommended by the Board for election at the Annual Meeting to determine his or her independence under the Company’s Corporate Governance Principles and under applicable rules of the Securities and Exchange Commission and listing standards of the New York Stock Exchange. Based upon its evaluation, the Board has unanimously determined that, except for R. H. Lenny, Chairman of the Board, President and Chief Executive Officer of the Company, no director recommended by the Board for election at the Annual Meeting has a material relationship with the Company and all such directors are independent in accordance with the Company’s Corporate Governance Principles and applicable rules of the Securities and Exchange Commission and listing standards of the New York Stock Exchange.

Code of Ethical Business Conduct

The Board has adopted a Code of Ethical Business Conduct applicable to the Company’s directors, officers and employees, a copy of which is furnished in Appendix C to the materials provided to stockholders with this Proxy Statement and may also be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Communications with the Audit Committee and Other Non-Management Directors

The Audit Committee of the Board of Directors (“Audit Committee”) has established procedures for confidential, anonymous submission of complaints by employees and for receipt, retention and treatment of complaints, from whatever source, received by the Company, regarding accounting, internal accounting controls or auditing matters. These procedures are outlined in a document entitled Procedures for Submission and Handling of Complaints Regarding Compliance Matters, a copy of which is furnished in Appendix C to the materials provided to stockholders with this Proxy Statement and may also be viewed on the Company’s website at www.hersheys.com in the Investor Relations section. Interested persons (including stockholders and employees of the Company) may also communicate directly with the non-management directors of the Board as a group by following the procedures posted in the Investor Relations section of the Company’s website.

Proposal No. 1 — ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting, each to serve until the next Annual Meeting and until his or her successor shall have been elected and qualified. Each of the nominees named in the following pages is currently a member of the Board. John C. Jamison, currently a director of the Company, will retire from the Board as of the Annual Meeting on April 28, 2004. The Milton Hershey School Trust, a stockholder of the Company whose holdings are more fully described in this Proxy Statement beginning on page 20 in the section entitled “Description of the Milton Hershey School Trust and Hershey Trust Company,” recommended to R. H. Lenny by letter dated June 2, 2003 that Robert F. Cavanaugh, an independent member of the Board of Directors of Hershey Trust Company and the Board of Managers of Milton Hershey School, be nominated as a new director of the Company. Mr. Lenny referred the recommendation to the Committee on Directors and Corporate Governance which, in turn, reviewed and approved Mr. Cavanaugh’s qualifications for Board membership. Mr. Cavanaugh was elected a new director by the Board on October 7, 2003 upon the recommendation of the Committee on Directors and Corporate Governance. He will stand for election by the stockholders for the first time at the Annual Meeting.

Pursuant to the Company’s Restated Certificate of Incorporation, as amended (“Certificate”), and By-Laws, one-sixth of the directors, which equates presently to two directors, are to be elected by the holders of the Company’s Common Stock, one dollar par value (“Common Stock”), voting separately as a class. The nominees receiving the greatest number of votes of the holders of the Common Stock voting separately as a class will be elected.

Mmes. Harriet Edelman and Marie J. Toulantis have been nominated by the Board for the positions to be elected by the holders of the Common Stock voting separately as a class. The remaining seven individuals listed have been nominated by the Board for the seven positions to be elected by the holders of the Common Stock and the Company’s Class B Common Stock, one dollar par value (“Class B Stock”), voting together without regard to class. Holders of Common Stock will be entitled to cast one vote for each share held, and holders of Class B Stock will be entitled to cast ten votes for each share held. The seven nominees receiving the greatest number of votes of the holders of the Common Stock and Class B Stock voting together will be elected. In case any of the nominees should become unavailable for election for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for a substitute.

JON A. BOSCIA, age 51, is Chairman and Chief Executive Officer of Lincoln National Corporation, Philadelphia, Pennsylvania, a leading financial services company. He was elected Chairman of the Board of Lincoln National Corporation in March 2001 and has been Chief Executive Officer since July 1998. From January 1998 to March 2001, he held the office of President. A Hershey Foods director since 2001, he chairs the Committee on Directors and Corporate Governance and is a member of the Executive Committee.

ROBERT H. CAMPBELL, age 66, retired in 2000 as Chairman of the Board and Chief Executive Officer of Sunoco, Inc., Philadelphia, Pennsylvania, a petroleum refiner and marketer. He had been Chief Executive Officer since 1991, Chairman of the Board since 1992 and a director of Sunoco, Inc. since 1988. He is a director of CIGNA Corporation and Vical Incorporated. A Hershey Foods director since 1995, he is a member of the Committee on Directors and Corporate Governance and the Compensation and Executive Organization Committee.

ROBERT F. CAVANAUGH, age 45, is Managing Director of DLJ Real Estate Capital Partners, Los Angeles, California, a subsidiary of Credit Suisse First Boston and a leading global investment banking firm. He has held that position since October 1999. From 1995 to 1999, he was Managing Director — Real Estate Investment Banking for Bankers Trust Company. A Hershey Foods director since 2003, he is a member of the Audit Committee and the Compensation and Executive Organization Committee.

GARY P. COUGHLAN, age 60, retired in 2001 as Senior Vice President, Finance and Chief Financial Officer of Abbott Laboratories, Inc., Abbott Park, Illinois, a diversified international healthcare company. He had held that position since May 1990. He is a director of Arthur J. Gallagher & Co. A Hershey Foods director since 2001, he is a member of the Audit Committee and the Committee on Directors and Corporate Governance.

HARRIET EDELMAN, age 48, is Senior Vice President and Chief Information Officer of Avon Products, Inc., New York, New York, the world’s leading seller of beauty and related products. She was elected to that position in January 2000. She was formerly Senior Vice President, Global Operations from June 1998 to January 2000. She is a director of Blair Corporation. A Hershey Foods director since 2003, she is a member of the Audit Committee and the Compensation and Executive Organization Committee. She has been nominated for election by the holders of the Common Stock voting separately as a class.

BONNIE G. HILL, age 62, is President of B. Hill Enterprises, LLC, Los Angeles, California, a consulting company, and Chief Operating Officer of Icon Blue, Inc., Los Angeles, California, a brand marketing company. Previously she was President and Chief Executive Officer of The Times Mirror Foundation; and Senior Vice President, Communications and Public Affairs, Los Angeles Times, a subsidiary of Tribune Company. She is a director of AK Steel Holding Corporation, Albertson’s, Inc., California Water Service Group, The Home Depot, Inc., and YUM! Brands, Inc. Although also currently a director of ChoicePoint, Inc., she has elected not to stand for reelection as a director of that corporation at its annual meeting on April 29, 2004. A Hershey Foods director since 1993, she is a member of the Committee on Directors and Corporate Governance and the Compensation and Executive Organization Committee.

RICHARD H. LENNY, age 52, was elected Chairman of the Board, President and Chief Executive Officer of Hershey Foods Corporation effective January 1, 2002. From March 2001 to December 2001, he was President and Chief Executive Officer of the Company. From January 2001 until March 2001, he was Group Vice President of Kraft Foods, Inc. and President of its Nabisco Biscuit and Snack business. From February 1998 to December 2000, he was President, Nabisco Biscuit Company. He is a director of Sunoco, Inc. A Hershey Foods director since 2001, he chairs the Executive Committee.

MACKEY J. McDONALD, age 57, is Chairman of the Board, Chief Executive Officer and President of VF Corporation, Greensboro, North Carolina, an international apparel company. He was elected Chairman of the Board of VF Corporation in 1998. He has been Chief Executive Officer since 1996 and President since 1993. He is a director of Wachovia Corporation and Tyco International Ltd. A Hershey Foods director since 1996, he chairs the Compensation and Executive Organization Committee and is a member of the Executive Committee.

MARIE J. TOULANTIS, age 49, is Chief Executive Officer of Barnes & Noble.com, New York, New York, an online retailer of books, music and DVDs. She was elected to that position in February 2002. From May 2001 to February 2002, she held the office of President and Chief Operating Officer and from May 1999 to May 2001 was Chief Financial Officer. From March 1999 to May 1999, she was Chief Financial Officer of Barnes & Noble, Inc., the world’s largest bookseller, and from July 1997 until March 1999, was that company’s Executive Vice President, Finance. A Hershey Foods director since 2003, she is a member of the Audit Committee and the Committee on Directors and Corporate Governance. She has been nominated for election by the holders of the Common Stock voting separately as a class.

The Board of Directors recommends a vote FOR the director nominees listed above, and proxies that are returned will be so voted unless otherwise instructed.

BOARD COMMITTEES

The Board has four separately designated standing committees: the Audit Committee (established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”)), the Committee on Directors and Corporate Governance, the Compensation and Executive Organization Committee, and the Executive Committee. In addition to the four standing committees, the Board from time to time establishes committees of limited duration for special purposes.

Audit Committee	10 meetings in 2003

Members:	John C. Jamison (Chair) Robert F. Cavanaugh Gary P. Coughlan Harriet Edelman Marie J. Toulantis
Independence:
The Board has determined that all directors on this Committee are independent under applicable listing standards of the New York Stock Exchange, Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Principles.

Responsibilities:
Assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the independent auditors and the Company’s internal audit function;

Directly oversees and has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors;
Approves all audit and non-audit engagement fees and terms with the independent auditors; and

Establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company, from any source, regarding accounting, internal accounting controls or auditing matters and from employees for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.

Charter:
A current copy of the amended Charter of the Audit Committee accompanies this Proxy Statement and is furnished in Appendix D to the materials provided to stockholders with this Proxy Statement. The Charter may also be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Committee on Directors and Corporate Governance	6 meetings in 2003

Members:	Jon A. Boscia (Chair) Robert H. Campbell Gary P. Coughlan Bonnie G. Hill Marie J. Toulantis
Independence:	The Board has determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Principles.
Responsibilities:	Reviews and makes recommendations on the composition of the Board and its committees;
Identifies, evaluates and recommends candidates for election to the Board consistent with the Board’s membership qualifications;
Reviews and makes recommendations to the full Board on corporate governance matters and the Board’s corporate governance principles and policies; and
Oversees the evaluation of the Board and management.
Charter:
A current copy of the Charter of the Committee on Directors and Corporate Governance is furnished in Appendix D to the materials provided to stockholders with this Proxy Statement and may also be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

The Committee on Directors and Corporate Governance follows the process for identifying and evaluating candidates to be nominated as directors and the criteria for Board membership contained in the Company’s Corporate Governance Principles, set forth in this Proxy Statement beginning on page 2. Recommendations for director candidates may come from directors, stockholders or other sources. Occasionally, the Committee on Directors and Corporate Governance utilizes a paid third-party consultant to assist it in identifying and evaluating director candidates. Stockholders desiring to nominate a director candidate at any meeting of stockholders, including any annual meeting of stockholders, must comply with the procedures for nomination set forth in the section entitled “Stockholder Proposals and Nominations,” beginning on page 34.

__________

Compensation and Executive Organization Committee	9 meetings in 2003

Members:	Mackey J. McDonald (Chair) Robert H. Campbell Robert F. Cavanaugh Harriet Edelman Bonnie G. Hill
Independence:	The Board has determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Principles.
Responsibilities:	Establishes the compensation of the Company’s directors and elected officers;

Grants performance stock units, stock options, restricted stock units and other rights under the Long-Term Incentive Program of the Company’s Key Employee Incentive Plan, as amended (“Incentive Plan”);

Establishes target-award levels and makes awards under the Annual Incentive Program and the Long-Term Incentive Program of the Incentive Plan;
Administers the Incentive Plan, the Employee Benefits Protection Plans and the Supplemental Executive Retirement Plan;
Monitors compensation arrangements for management employees for consistency with corporate objectives and stockholders’ interests;
Reviews the executive organization of the Company; and
Monitors the development of personnel available to fill key management positions as part of the succession planning process.
Charter:
A current copy of the Charter of the Compensation and Executive Organization Committee is furnished in Appendix D to the materials provided to stockholders with this Proxy Statement and may also be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

__________

Executive Committee	1 meeting in 2003

Members:	Richard H. Lenny (Chair) Jon A. Boscia John C. Jamison Mackey J. McDonald
Responsibilities:
Manages the business and affairs of the Company, to the extent permitted by the Delaware General Corporation Law, when the Board is not in session. A subcommittee consisting of the independent directors on this Committee reviews and approves in advance any transaction not in the ordinary course of business between the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or the Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing.

Charter:	A current copy of the Charter of the Executive Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

DIRECTORS’ ATTENDANCE

There were six regular meetings and two special meetings of the Board of Directors during 2003. No director attended less than 75% of the sum of the total number of meetings of the Board held during the period for which he or she was a director and the total number of meetings held by all committees of the Board on which he or she served during the period that he or she served in 2003. Average attendance for all of these meetings equaled 94%.

Directors are also expected to attend the Company’s annual meetings of stockholders. All but one of the directors standing for election at the Company’s annual meeting held April 22, 2003 were in attendance at that meeting, including six directors standing for reelection and two director nominees.

DIRECTORS’ COMPENSATION

Annual Retainer	$55,000
Annual Restricted Stock Unit Grant	$40,000	*
Annual Retainer for Committee Chairs	$5,000

*  $60,000 beginning January 1, 2004

The Directors’ Compensation Plan is designed to attract and retain qualified non-employee directors and to align the interests of non-employee directors with those of the stockholders by paying a portion of their compensation in units representing shares of Common Stock. Directors who are employees of the Company receive no remuneration for their services as directors.

In 2003, restricted stock units (“RSUs”) were granted quarterly on the first day of January, April, July and October on the basis of the number of shares of Common Stock, valued at the average closing price on the New York Stock Exchange of the Common Stock on the last three trading days preceding the grant, equal to $10,000. Following a review of competitive data, which disclosed the need to adjust director compensation upward to be in line with that paid at comparable companies, the Board elected in December 2003 to increase the quarterly RSU grant to a value equivalent to the number of shares of Common Stock equal to $15,000, beginning January 1, 2004. While the value of the annual RSU grant is targeted at $60,000, the actual value of the grant may be higher or lower depending upon the performance of the Common Stock following the grant dates. A director’s RSUs will vest and be distributed upon his or her retirement from the Board.

Directors may elect to receive all or a portion of their retainer in cash or Common Stock, although committee chair fees are paid only in cash. A director may defer receipt of the retainer and committee chair fees until his or her retirement from the Board.

All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at Board and committee meetings and for minor incidental expenses incurred in connection with performance of directors’ services. In addition, directors are reimbursed for at least one director continuing education program each year, provided with travel accident insurance while traveling on the Company’s business, receive the same discounts as employees on the purchase of the Company’s products and are eligible to participate in the Company’s Gift Matching Program.

The Company maintains a Directors’ Charitable Award Program for individuals who became directors prior to December 31, 1996. This program is a self-funded life insurance program on eligible directors and funds charitable donations by the Company to educational institutions designated by those directors. The amount of the donation varies according to the director’s length of service as a director, up to a maximum donation of $1 million after five years of service. Four current directors (Ms. Hill and Messrs. Campbell, Jamison and McDonald) and fifteen retired directors participate in the program. The amount of the charitable donation per current participating director is $1 million.

AUDIT COMMITTEE REPORT

The role of the Audit Committee of the Board of Directors is to prepare this report and to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by applicable listing standards of the New York Stock Exchange, Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Principles; that all members are financially literate; that at least one member of the Committee, Gary P. Coughlan, qualifies as an “audit committee financial expert” as defined in the applicable regulations of the Securities and Exchange Commission; and that Mr. Coughlan has accounting or related financial management expertise. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on December 2, 2003. A copy of that Charter accompanies this Proxy Statement and is furnished in Appendix D to the materials provided to stockholders with this Proxy Statement. The Charter may also be viewed on the Company’s website at www.hersheys.com in the Investor Relations section. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the auditors’ independence.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that the Company’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S
BOARD OF DIRECTORS

John C. Jamison, Chair		Robert F. Cavanaugh		Gary P. Coughlan
	Harriet Edelman		Marie J. Toulantis

INDEPENDENT AUDITOR FEES

Set forth below are the aggregate fees billed by KPMG LLP, the Company’s principal independent auditors, for professional services rendered to the Company during the fiscal years ended December 31, 2003 and 2002:

For the Fiscal Year Ended December 31,	2003	2002
Audit Fees	$1,331,825	$1,171,125
Audit-Related Fees(1)	502,266	443,236
Tax Fees(2)	129,263	351,261
All Other Fees(3)	10,894	188,498
Total Fees	$1,974,248	$2,154,120

(1)	Fees associated primarily with services related to potential business transactions, the auditing of employee benefit plans and, in 2002, the possible sale of the Company.

(2)	Fees pertaining primarily to tax issues, preparation of tax returns for the Company’s foreign subsidiaries and, in 2002, services related to tax issues involving the possible sale of the Company.

(3)	Fees pertaining primarily to assistance with state unclaimed property reviews.

Pre-Approval Policy Regarding Independent Auditor Services

It is the Audit Committee’s policy to pre-approve all audit and non-audit services performed by the Company’s independent auditors, KPMG LLP. Following a presentation by management to the Audit Committee describing the types of services to be performed in connection with, and the projected budget for, a particular engagement, the Audit Committee informs management whether it approves the engagement and the budget. In the case of any proposed engagement of KPMG LLP to perform non-audit services in 2003, the Audit Committee informed management that approval of the engagement would normally be denied if the fees projected to be paid to KPMG LLP for that engagement, when added to the fees paid or projected to be paid to KPMG LLP for all other engagements to provide non-audit services for the fiscal year would, in the aggregate, equal or exceed fifty percent of the aggregate of all audit fees projected to be paid by the Company to KPMG LLP for that fiscal year. On December 2, 2003, the Audit Committee further refined its policy when it adopted an amended Charter containing a statement that under ordinary circumstances the fees for non-audit services paid to the Company’s principal independent auditors in any fiscal year should not exceed 25% of audit fees paid to the independent auditors in that year.

Proposal No. 2 — APPOINTMENT OF AUDITORS

The Board of Directors, on the recommendation of the Audit Committee, has appointed KPMG LLP as independent auditors for the Company for the year ending December 31, 2004. Although not required to do so, the Board is submitting the appointment of that firm for approval at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since May 10, 2002 and is considered to be well-qualified. If the appointment is not approved, the Board will reconsider its appointment. Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to questions.

On April 30, 2002, the Board, upon the recommendation of the Audit Committee, approved the dismissal of Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors. The stockholders approved the dismissal of Andersen that same day at the 2002 annual meeting of stockholders. Andersen had served as the Company’s independent auditors since 1927.

Andersen’s reports on the Company’s Consolidated Financial Statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000, and the subsequent interim period through the date of Andersen’s dismissal, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of such disagreement in connection with its report on the Company’s Consolidated Financial Statements for such years; additionally, there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. A copy of Andersen’s letter stating its agreement with the foregoing disclosures was filed as Exhibit 16 to the Company’s Current Report on Form 8-K, filed on April 30, 2002.

During the years ended December 31, 2001 and 2000, and the subsequent interim period through the date of KPMG LLP’s appointment on May 10, 2002, neither the Company nor anyone on its behalf consulted KPMG LLP regarding any of the matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The affirmative vote of a majority of the votes represented at the Annual Meeting in person or by proxy of the Common Stock and Class B Stock voting together without regard to class is required for approval of the appointment of auditors.

The Board of Directors recommends a vote FOR Proposal No. 2, and proxies that are returned will be so voted unless a contrary vote is designated.

VOTING SECURITIES

The Company has shares of two classes of stock outstanding, Common Stock and Class B Stock. At the close of business on March 1, 2004, the record date for the Annual Meeting, there were outstanding 99,184,581 shares of Common Stock and 30,422,096 shares of Class B Stock, all of which are entitled to be voted. Holders of record of the Company’s Common Stock on March 1, 2004 will be entitled to cast one vote for each share held, and holders of record of the Class B Stock on March 1, 2004 will be entitled to cast ten votes for each share held. The Common Stock is entitled to cash dividends 10% higher than those declared on the Class B Stock.

According to the Company’s By-Laws, the presence in person or by proxy of the holders of a majority of the votes entitled to be cast of the outstanding Common Stock and Class B Stock, respectively, shall constitute quorums for matters to be voted on separately by the holders of the Common Stock voting separately as a class and the holders of the Class B Stock voting separately as a class. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the combined outstanding shares of the Common Stock and the Class B Stock shall constitute a quorum for matters to be voted on without regard to class.

The vote required for approval of any matter which may be the subject of a vote of the stockholders is provided for in the Company’s Certificate and By-Laws. The specific vote requirements for the proposals being submitted to a stockholder vote at this year’s Annual Meeting are set forth under the description of each proposal in this Proxy Statement.

Abstentions and broker non-votes (defined below) are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (“broker non-votes”), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

The table below sets forth the number of shares of the Company’s Common Stock (including Common Stock equivalent shares) and Class B Stock owned by (i) each director, each executive officer named in the Summary Compensation Table on page 27 and the directors and executive officers of the

Company as a group, on March 1, 2004, and (ii) persons or entities owning more than five percent of the Common Stock or Class B Stock, on the dates indicated. Unless otherwise indicated in a footnote, the individuals and entities listed below have voting and investment power over the shares indicated. The voting and investment power over the shares held by the Milton Hershey School Trust and Hershey Trust Company are as indicated in the section entitled “Description of the Milton Hershey School Trust and Hershey Trust Company,” beginning on page 20.

Holder	Common Stock(1)	RSUs and Deferred Stock Units(2)	Exercisable Stock Options(3)	Percent of Common Stock	Class B Common Stock	Percent of Class B Stock

Milton Hershey School Trust Founders Hall Hershey, PA 17033(4) Hershey Trust Company 100 Mansion Road Hershey, PA 17033(4)	12,276,671			12.4%	30,306,006	99.6%
Davis Selected Advisors, L. P. 2949 E. Elvira Road, Suite 101 Tucson, AZ 85706(5)	5,131,435			5.2%
Hershey Trust Company(4)	432,878			**
J. A. Boscia*	1,000	1,681		**
R. Brace	11,849	8,676	54,713	**
R. H. Campbell*	1,163	8,876		**
R. F. Cavanaugh*		493		**
F. Cerminara	7,477	27,066	63,150	**
G. P. Coughlan*	1,973	1,581		**
H. Edelman*	200	599		**
B. G. Hill*(6)	467	4,686		**
J. C. Jamison*	10,000	7,369		**
R. H. Lenny*	30,034	43,303	442,001	**
M. J. McDonald*	200	6,929		**
B. H. Snyder	1,125		34,276	**
M. J. Toulantis*	1,000	599		**
D. J. West	223	13,318	19,263	**
All directors and executive officers as a group (20 persons)	77,647	149,781	728,308	**

*	Director
**	Less than 1%

(1)	Amounts listed include shares of Common Stock allocated by the Company to the employee’s account in the Company’s Employee Savings Stock Investment and Ownership Plan (“ESSIOP”) pursuant to Section 401(k) of the Internal Revenue Code.

(2)	Listed in this column are common stock units over which the holder does not currently, and will not within sixty days of March 1, 2004, have voting power or investment power. Such units include restricted stock units (“RSUs”) granted to executive officers under the Incentive Plan and to directors under the Directors’ Compensation Plan, and common stock units deferred by executive officers under the Deferred Compensation Plan and by directors under the Directors’ Compensation Plan.

RSUs granted to executive officers vest upon the expiration of the restriction period applicable to the particular grant, and RSUs granted to directors vest upon each director’s retirement from the Board. Once vested, RSUs granted to executive officers are commonly paid in cash having a value equivalent to the closing price of the Common Stock on the New York Stock Exchange on the day preceding the vesting date, in an equal number of shares of Common Stock, or in a combination of cash and Common Stock. RSUs granted to directors are paid only in shares of Common Stock. The holder of Common Stock awarded pursuant to the vesting of RSUs has full voting and investment power over those shares.

Common stock units deferred under the Deferred Compensation Plan and the Directors’ Compensation Plan are fully vested and are payable in Common Stock shares upon the expiration of the deferral period. For directors, the deferral period expires when the director ceases to be a member of the Board. Common stock units deferred under the Deferred Compensation Plan consist generally of vested performance stock units (“PSU”) and RSU awards deferred by executive officers. Common stock units deferred under the Directors’ Compensation Plan consist of director fees taken in stock with payment deferred at the election of the director until such director’s retirement. Upon payment, the holder obtains voting and investment power over the shares.

(3)	This column reflects stock options that are currently exercisable or capable of being exercised within 60 days of March 1, 2004.

(4)	Reflects stockholdings as of March 1, 2004. See “Description of the Milton Hershey School Trust and Hershey Trust Company” for further information on the voting of these securities.

(5)	Information regarding Davis Selected Advisors and its stockholdings is based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2004. The filing indicated that as of February 11, 2004, Davis Selected Advisors had sole voting and investment power over 5,131,435 shares of Common Stock.

(6)	Includes 150 shares held in trust by Ms. Hill’s husband.

Description of the Milton Hershey School Trust and Hershey Trust Company

Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania, is the sole beneficiary of the trust established by Milton S. and Catherine S. Hershey in 1909. Investment decisions with respect to securities held by Hershey Trust Company, as Trustee for the benefit of Milton Hershey School (the “Milton Hershey School Trust”), are made by the Board of Directors of Hershey Trust Company, as Trustee, with the approval of the Board of Managers (governing body) of Milton Hershey School. Decisions regarding the voting of such securities are made by the Board of Directors of Hershey Trust Company, as Trustee for the benefit of Milton Hershey School. The Milton Hershey School Trust will be entitled to cast 12,276,671 of the total 99,184,581 votes, or 12.4%, entitled to be cast on matters required to be voted on separately by the holders of the Common Stock, and 315,336,731 of the total 403,405,541 votes, or 78.2%, entitled to be cast by the holders of the Common Stock and the Class B Stock voting together on matters to be voted on without regard to class.

Hershey Trust Company is a state-chartered trust company and holds 225,878 shares of the Company’s Common Stock in its capacity as institutional fiduciary for 76 estates and trusts unrelated to the Milton Hershey School Trust. Hershey Trust Company also holds 207,000 shares of Common Stock as investments. Investment decisions and decisions with respect to voting of securities held by Hershey Trust Company as institutional fiduciary and as investments are made by the Board of Directors or management of Hershey Trust Company.

Hershey Trust Company, as Trustee for the benefit of Milton Hershey School, as fiduciary for the above-noted individual trusts and estates, and as direct owner of investment shares, will be entitled to vote 12,709,549 shares of Common Stock and 30,306,006 shares of Class B Stock at the meeting.

Pursuant to the Company’s Certificate, all holders of Class B Stock, including the Milton Hershey School Trust, are entitled to convert any or all of their Class B Stock shares into shares of Common Stock at any time on a share-for-share basis. In the event the Milton Hershey School Trust ceases to hold more than 50% of the outstanding shares of the Class B Stock and at least 15% of the total outstanding shares of both the Common Stock and Class B Stock, all shares of the Class B Stock will automatically be converted into shares of Common Stock on a share-for-share basis. The Company’s Certificate requires the approval of the Milton Hershey School Trust prior to the Company issuing shares of Common Stock or undertaking any other action which would cause the Milton Hershey School Trust to cease to be able to cast a majority of the votes entitled to be cast with regard to any matter upon which the Class B Stock is entitled to vote either separately as a class or together with any other class.

All of the outstanding shares of Hershey Trust Company are owned by the Milton Hershey School Trust. The members of the Board of Managers of Milton Hershey School are appointed by and from the Board of Directors of Hershey Trust Company. There are 11 members of the Board of Directors of Hershey Trust Company and 10 members of the Board of Managers of Milton Hershey School, including Robert F. Cavanaugh, who is a director of the Company, and R. H. Lenny, who is a director and the Chairman of the Board, President and Chief Executive Officer of the Company. Directors of Hershey Trust Company and members of the Milton Hershey School Board of Managers individually are not considered to be beneficial owners of the Company’s shares of Common Stock or Class B Stock held by the Milton Hershey School Trust.

2003 EXECUTIVE COMPENSATION

Compensation and Executive Organization Committee Report
on Executive Compensation

The Compensation and Executive Organization Committee of the Board of Directors (“Committee”) is composed entirely of directors determined by the Board, in its business judgment, to have no material relationship to the Company and to be independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Principles. The Committee is responsible for the establishment and oversight of the Company’s executive compensation program.

Executive Compensation Philosophy

The Company’s executive compensation program is designed to meet the following objectives:

•	To align the interests and performance of the executive officers with Company performance and the interests of stockholders;

•	To attract, retain and motivate executive talent;

•	To ensure that a significant portion of executive officers’ total compensation is dependent upon the appreciation of the Company’s Common Stock; and

•	To provide a balanced total compensation package that recognizes the individual contributions of executive officers and the overall business results of the Company.

Each year the Committee conducts a full review of the Company’s executive compensation program. The annual compensation review permits an ongoing evaluation of the link between the Company’s performance and its executive compensation in the context of the compensation programs of other companies. This review is performed periodically with the assistance of an independent outside consultant whom the Committee reserves the right to select and/or meet with independently at its discretion. This annual review includes analyzing survey data comparing the competitiveness of the Company’s executive compensation, Company performance, stock price appreciation and total return to stockholders with a peer group of food, beverage and consumer packaged goods companies representing the Company’s most direct competitors for executive talent. The Committee also considers compensation data compiled from surveys of a broader group of industrial companies, some of which are from the food industry. In the Performance Graph on page 31, the Company’s performance is compared, in part, to the Standard and Poor’s Packaged Foods Index. The peer group considered relevant for the Company’s compensation comparison purposes does not include all of the companies in the Packaged Foods Index as compensation data on all such companies are not readily available. Also, the peer group includes some companies that are not in the Packaged Foods Index because the Company selects those companies it believes to be direct competitors for executive talent. The Committee reviews and approves the list of peer companies included in the compensation analysis.

In the review of survey data, a statistical process involving regression analysis is used to determine competitive compensation levels. This approach adjusts compensation levels for factors such as net sales, return on equity and time in position within the organization to determine predicted values or “going rates” within the marketplace for each element of compensation. The Company targets total compensation “at or above” such “going rates.”

The Committee believes the holding of significant equity interests in the Company by management aligns the interests of stockholders and management. Through the programs described in this report, a very significant portion of each executive officer’s total compensation is linked directly to individual and Company performance and to Common Stock price appreciation.

The key elements of the Company’s executive compensation program consist of base salary, an annual cash incentive program, and a long-term incentive program consisting of performance stock units and stock options. Restricted stock unit (“RSU”) awards are also utilized on a limited basis to replace compensation forfeited by newly-hired executive officers and key managers of the Company as a result of their resignation from prior employers and as special incentive awards.

Incentives play an important role in motivating executive performance and in aligning executive pay practices with the interests of the stockholders. The Company’s executive compensation program is intended to reward achievement of both short- and long-term business goals. To ensure proper balance in the achievement of these business goals, the incentive program places greater dollars at risk in long-term incentives compared to short-term incentives. The long-term incentive program is designed especially to ensure that the Company’s executive officers have a significant portion of their total compensation tied to factors that affect the performance of the Company’s Common Stock.

The Committee determined the total compensation of R. H. Lenny for the fiscal year ending December 31, 2003. The Committee also reviewed and approved the total compensation of the most highly-compensated executive officers, including those individuals whose compensation is detailed in this Proxy Statement. This is designed to ensure consistency throughout the executive compensation program.

The Committee’s policies with respect to each of the elements of the executive compensation program, including the basis for the compensation awarded to Mr. Lenny, are discussed below. While the elements of compensation are described separately below, the Committee considers the total compensation package afforded by the Company when determining each component of the executive officer’s compensation, including pension benefits, supplemental retirement benefits, insurance and other benefits.

Base Salaries

Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position held, the experience of the individual and salaries paid in the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies.

Salary reviews are conducted annually and salary adjustments are made based upon the performance of the Company and of each executive officer. The Committee considers both financial and, where appropriate, non-financial performance measures in making salary adjustments. In the case of executive officers with responsibility for a particular business unit, such unit’s financial results are also considered. In 2003, base salaries for Mr. Lenny and 29 of the Company’s senior-most officers, including the executive officers whose base salaries are set forth on page 27 of this Proxy Statement, were established using a technique called “broadbanding.” Broadbanding compares the base salary of each such Hershey Foods executive with executives having similar organizational responsibilities at companies in Hershey Foods’ compensation peer group. Because salary levels for executive officers at manufacturing companies often vary based upon the company’s size in total revenues, the Committee performs a regression analysis that adjusts salary levels at the peer group companies to be more reflective of Hershey Foods’ comparative size. The goal is then to set the base salary of each Hershey Foods executive at the size-adjusted 50th percentile level of his or her counterparts at the peer group companies. Base salaries for all other officers and salaried employees are set within salary ranges established for their positions as determined through the annual competitive salary surveys.

With respect to the base salary granted to R. H. Lenny in 2003, the Committee reviewed the Company’s actual business results versus plan goals and the results achieved by him on various objectives the Committee established in 2002. The Committee also considered his base salary relative to base compensation levels of executives in Hershey Foods’ compensation peer group having similar organizational responsibilities. Based on these factors, the Committee increased Mr. Lenny’s salary by $100,000, an 11.8% increase on an annualized basis over his annual salary in 2002.

Annual Incentive Program

The Company’s executive officers, as well as other key managerial and professional employees, are eligible for an annual cash incentive award under the Annual Incentive Program (“AIP”) of the Incentive Plan. Participating executive officers are eligible to earn individual awards expressed as a percentage of base salary.

The final award is the product of the executive officer’s base salary, the applicable target percentage, and a performance score calculated as the sum of a corporate or business unit performance score and an individual performance score.

Individual and short-term (annual) corporate and business unit performance objectives are established at the beginning of each year by the Committee. For 2003, the corporate or business unit objectives were weighted at 75% and the individual performance objectives were weighted at 25% of the total performance score. For executive officers at the corporate level, the corporate performance objectives for AIP award payments for 2003 were based on financial measures including earnings per share-diluted, consolidated net sales and consolidated economic return on invested capital. For executive officers at the business unit level, the business unit performance objectives for 2003 included unit operating income, unit net sales and consolidated economic return on invested capital. Adjustments are made to the performance results, if necessary, to take into account extraordinary or unusual items occurring during the performance year. Payment of annual cash incentive awards may be deferred to a later date at the election of the executive officer.

Performance scores in excess of the objectives for financial measures and/or individual performance expectations may result in the individual executive officer receiving more than his or her target percentage. The maximum corporate or business unit performance score for an executive officer in 2003 was 200%. The maximum score on the individual performance score was 150%, with the Committee having discretion to adjust this percentage downward. The range of the target percentages of base salary used in 2003 for annual cash incentive awards for executive officers was 40% to 125%, with the highest rate of 125% applicable only to Mr. Lenny.

In 2003, corporate-level participants in the AIP (which included Mr. Lenny) exceeded the corporate performance objectives set for earnings per share-diluted and consolidated economic return on invested capital, and did not achieve the performance objective for consolidated net sales. Based on these results and the Committee’s evaluation of Mr. Lenny’s individual performance objectives, Mr. Lenny was awarded a 2003 annual cash incentive award of $1,758,420.

Long-Term Incentive Program — Performance Stock Units

Performance stock units (“PSUs”) were granted contingently in February 2003 under the Incentive Plan to those members of the Company’s senior executive group most in a position to affect the Company’s long-term results (a combined total of 42 individuals in 2003). PSU grants are based upon a percentage of the executive’s annual salary. PSUs are granted every year and are earned based upon the Company’s performance over a three-year cycle. Each year begins a new three-year cycle. Provided the Company has achieved the established performance objectives at the end of the three-year cycle, a payment is made. In determining whether performance objectives have been achieved, specific adjustments established by the Committee may be made to the Company’s performance to take into account extraordinary or unusual items occurring during the performance cycle.

PSUs granted prior to 2003 were payable at the end of the applicable three-year cycle either in shares of Common Stock, cash, or a combination of both, based on the market value of the shares at the end of the cycle. For the 2003 PSU grant, a three-year vesting term was imposed following the completion of the three-year performance cycle; therefore, payment of any award earned from the 2003 grant will not be paid at the expiration of the three-year cycle in 2005, but will rather be paid only after the expiration of an additional three-year period, during which time the award will vest. Once vested, the 2003 PSU award will be paid only in shares of Common Stock. Payment of PSU awards may be deferred to a later date at the election of the executive.

The value of each of the PSUs is tied to the Company’s performance (in determining what percentage of shares is earned) and stock price appreciation. The established performance measures for PSUs awarded in 2003 are (i) the Company’s earnings per share-diluted growth (three-year compound annual growth rate) measured against an internal target and measured against the earnings per share-diluted growth (three-year compound annual growth rate) of a peer group of 16 food, beverage and consumer packaged goods companies and (ii) the cumulative three-year improvement in the Company’s economic return on invested capital measured against an internal target. The performance scores can range from 0% to 250%.

The Company has minimum stockholding guidelines for its executive officers and certain other key employees of the Company, which require these individuals to accumulate over time shares of Common Stock and/or deferred PSUs. The value equivalent of the shares which must be acquired and held is equal to a multiple of the individual’s base salary. For 2003, minimum stockholding requirements for executive officers ranged from two to four times base salary. If the minimum has not been met, the executive officer is required to take the PSU award in Common Stock equivalents in the form of deferred PSUs. For R. H. Lenny, the applicable multiple for 2003 was four times base salary.

In January 2001, each eligible member of the senior executive group, and in connection with his election as President and Chief Executive Officer in March 2001, Mr. Lenny, was granted PSUs having a value at the time of grant equal to a percentage of his or her annual salary. This percentage was determined by the Committee based on the recommendation of senior management and competitive survey information. For the three-year cycle ended December 31, 2003, the performance objectives established for the grant of cumulative earnings per share-diluted and economic value added were exceeded and the performance objective related to peer metrics of total stockholder return, sales growth and return on total assets as compared against the performance of the S&P Food Group was not achieved. Accordingly, Mr. Lenny’s award was valued at $879,337 based on the December 2003 average value of his PSUs from the 2001 grant.

The table in this Proxy Statement entitled “Long-Term Incentive Program Performance Stock Unit Awards in Year-Ended December 31, 2003” provides additional information regarding PSU grants for Mr. Lenny and the four most highly-compensated executive officers other than Mr. Lenny (collectively the “named executive officers”).

Long-Term Incentive Program — Stock Options

Under the Incentive Plan, stock options are granted periodically to the Company’s senior executive group as well as to other key managerial and professional employees. Stock options entitle the holder to purchase during a specified time period a fixed number of shares of Common Stock at a set price.

The Committee sets guidelines for the number of stock options to be granted based on competitive compensation data gathered from the survey information discussed above. The number of stock options granted is a function of the employee’s base pay, stock option multiples based upon the employee’s overall performance rating for the prior year and the imputed value of the option. The Committee also takes into account management’s recommendations regarding the number of options to be awarded to specific employees based on competitive pay practices within the food industry and the amount of options outstanding or granted previously. Stock options are awarded annually to all eligible recipients; however, the Committee may elect not to grant stock options in a given year. The Committee also allocates a pool of stock options for use by the Chief Executive Officer in making discretionary grants in the form of special incentive awards or as sign-on bonuses. Such discretionary awards may not be made by the Chief Executive Officer to the Company’s executive officers subject to the short-swing profit and ownership reporting rules of Section 16 of the Exchange Act.

Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with a ten-year term and an exercise price equal to the closing market price of the Common Stock on the business day preceding the date of grant. Beginning in 2000, stock options granted to all eligible recipients, including the senior executive group, have a four-year step vesting requirement of 25% per year, with full vesting occurring at the end of the fourth year following the date of grant. Stock options provide incentives for future performance by the creation of stockholder value over the long term since the benefit of the stock options cannot be realized unless stock price appreciation occurs.

In February 2003, R. H. Lenny received options to purchase 57,650 shares of Common Stock with an exercise price of $64.50 per share and 45,450 shares of Common Stock with an exercise price of $64.90 per share. The exercise price of each grant equals the closing market price of the Common Stock on the business day preceding the grant.

Long-Term Incentive Program — Other Compensation

The Committee grants restricted stock unit (“RSU”) awards under the Incentive Plan from time to time on a limited basis to replace compensation forfeited by newly-hired executive officers and key managers of the Company as a result of their resignation from prior employers and as special incentive awards. Information on RSU awards made by the Committee to the named executive officers is set forth in the chart on page 27 of this Proxy Statement. The Committee also allocates a pool of RSUs for use by the Chief Executive Officer in making discretionary grants in the form of special incentive awards or as sign-on bonuses. Such discretionary awards may not be made by the Chief Executive Officer to the Company’s executive officers subject to the short-swing profit and ownership reporting rules of Section 16 of the Exchange Act.

Policy Regarding Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that publicly-held companies may be limited in deducting from their taxable income certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly-compensated officers. The Committee has considered the effect of Section 162(m) on the Company’s executive compensation program in developing its policy with respect to the deductibility of the Company’s executive compensation. It is the

Committee’s position that in administering the “performance-based” portion of the Company’s executive compensation program, it will attempt to satisfy the requirements for deductibility under Section 162(m). However, the Committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive’s performance and that the total compensation system for executive officers should be managed in accordance with the objectives outlined in the “Executive Compensation Philosophy” section of this report and in the best overall interests of the Company’s stockholders. Should the requirements for deductibility under Section 162(m) conflict with the Executive Compensation Philosophy or with what the Committee believes to be in the best interests of the stockholders, the Committee will act in accordance with the Executive Compensation Philosophy and in the best interests of the stockholders, notwithstanding the effect of such action on deductibility for any given year. However, to ensure that the Company does not lose deductions for compensation paid, the Committee has adopted a deferral policy requiring the executive to defer receipt of any compensation in excess of $1 million that is not deductible in any given year to the year in which such compensation would be deductible by the Company.

Conclusion

In 2003, as in previous years, a substantial portion of the Company’s executive compensation consisted of performance-based variable elements. The Committee intends to continue the policy of linking executive compensation to Company performance and returns to stockholders.

SUBMITTED BY THE COMPENSATION AND EXECUTIVE ORGANIZATION
COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Mackey J. McDonald, Chair		Robert H. Campbell		Robert F. Cavanaugh
	Harriet Edelman		Bonnie G. Hill

Summary of Cash and Certain Other Compensation

The following table shows for the fiscal years ended December 31, 2003, 2002 and 2001, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the named executive officers of the Company.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary(1) ($)		Bonus(2) ($)	Other Annual Compen- sation ($)		Restricted Stock Unit Awards(3) ($)	Stock Option Awards (#)		LTIP Payouts(4) ($)	All Other Compen- sation(5) ($)

R. H. Lenny Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	950,000 850,000 605,769	(7)	1,758,420 1,377,000 900,000	— 71,191 —	(6)	— 1,052,193 3,232,500	103,100 111,400 480,700	(8)	879,337 — —	6,000 606,000 2,087
R. Brace Vice President, Operations and Technology	2003 2002 2001	332,000 315,800 263,200		212,609 183,294 126,589	— — —		— — —	16,200 11,400 9,750		156,045 280,269 150,333	6,000 15,210 3,997
F. Cerminara Senior Vice President, Chief Financial Officer	2003 2002 2001	387,500 330,000 302,000		300,687 242,218 208,546	— — —		— — —	30,500 20,000 16,500		260,024 196,680 83,873	6,000 105,813 4,250
B. H. Snyder Senior Vice President, General Counsel and Secretary	2003 2002 2001	388,000 306,577 188,375		295,254 189,962 70,047	— — —		— — —	31,600 9,750 —		— — —	6,000 130,304 4,250
D. J. West Senior Vice President, Sales	2003 2002 2001	394,000 321,808 155,942	(7)	314,595 229,510 88,914	— 116,137 —	(9)	144,100 — 1,108,879	32,050 12,500 10,000		160,757 — —	45,000 130,758 1,414

(1)	This column includes amounts deferred by the named executive officer to the ESSIOP pursuant to Section 401(k) of the Internal Revenue Code.

(2)	Unless otherwise noted, this column represents annual cash incentive awards (paid out or deferred) attributable to services rendered for that year.

(3)	As of December 31, 2003, the number and value of the aggregate RSU holdings of the named executive officers were: D. J. West — 2,000 units ($153,980). One-half of the RSUs granted to Mr. Lenny in 2001 and 2002 vested on March 12, 2002, and the remaining RSUs vested on March 12, 2003. One-half of the RSUs granted to Mr. West in 2001 vested on January 2, 2002, and the remaining RSUs from that grant vested on January 2, 2003. One-half of the RSUs granted to Mr. West in 2003 will vest on August 4, 2004, and the remaining RSUs from that grant will vest on August 4, 2005. Upon a change in control, all conditions and restrictions applicable to RSU grants will lapse. Dividends on the RSUs will not be paid unless and until the RSUs vest, at which time they will be paid from and after the grant date at the same rate as paid on the Common Stock.

(4)	This column reports the cash value earned in PSU payouts during each of the last three fiscal years at the end of the following three performance cycles: 2001-2003, 2000-2002 and 1999-2001 under the Incentive Plan which were paid or deferred in the fiscal year immediately following the last year of the respective three-year cycle.

(5)	This column includes the Company’s matching contributions to the individual’s ESSIOP account for 2003, 2002 and 2001. Compensation reflected in this column for 2002 also includes special awards approved by the Board of Directors for the following persons for extraordinary efforts during the Milton Hershey School Trust’s exploration in 2002 of a possible sale of the Company: R. H. Lenny — $600,000; R. Brace — $10,000; F. Cerminara — $100,000; B. H. Snyder —

$125,000; and D. J. West — $125,000. The special awards were approved by the Compensation and Executive Organization Committee and paid in 2003. Regarding Mr. Lenny’s special award in 2002, the Committee waived its policy, more fully described on pages 25 and 26 in this Proxy Statement, requiring deferral of compensation not fully deductible under Section 162(m) to the extent his award caused a portion of his total compensation for 2003 to be non-deductible to the Company. Compensation reflected in this column for Mr. West in 2003 includes a special award of $40,000 approved by the Board of Directors for exceptional service in the design and implementation of the 2003 sales force reorganization.

(6)	The amount shown includes $55,472 for non-business use by Mr. Lenny of the Company’s aircraft.

(7)	Mr. Lenny was hired by the Company on March 12, 2001 and was granted a total annual base salary for that year of $750,000. Mr. West was hired by the Company on May 30, 2001 and was granted a total annual base salary for that year of $265,000. The amount shown for each of these individuals is the annual base salary earned during the portion of the year in which he was employed.

(8)	Of the total grant to Mr. Lenny of 480,700 stock options in 2001, 400,000 options were granted as a sign-on award.

(9)	The amount shown includes $65,211 for certain relocation and temporary housing expenses and $50,926 for reimbursement of certain taxes paid by Mr. West in 2002.

Long-Term Incentive Program — Stock Options

The following table contains information concerning the grant of stock options under the Incentive Plan to the named executive officers as of the end of the last fiscal year.

Option Grants for the Year-Ended December 31, 2003

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Stock Option Term ($)
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2003(2)	Exercise or Base Price ($/Sh)(3)	Expiration Date	5%(4)	10%(4)

R. H. Lenny	57,650 45,450	7.0	64.50 64.90	2/02/13 2/10/13	4,193,551	10,627,282
R. Brace	16,200	1.1	64.50	2/02/13	657,132	1,665,301
F. Cerminara	30,500	2.1	64.50	2/02/13	1,237,193	3,135,290
B. H. Snyder	31,600	2.1	64.50	2/02/13	1,281,813	3,248,366
D. J. West	32,050	2.2	64.50	2/02/13	1,300,067	3,294,624
All Stockholders(5)	N/A	N/A	N/A	N/A	5,447,368,326	13,804,700,864

__________

(1)

All stock options listed in this column are subject to a four-year step vesting requirement of 25% per year and have a ten-year term. These options were granted at the fair market value of the Common Stock on the date of grant (determined as the closing price on the business day immediately preceding the date the options were granted). If an executive officer retires within the twelve-month period following the grant date, the number of options granted to such officer will be reduced on a pro-rata basis. All options expire at the end of the option holder’s employment, except in the case of options held by an employee whose employment ends due to (i) retirement, total disability or death, in which instance the employee or his estate may exercise options capable of being exercised within five years after the date of retirement, total disability or death (three years for options granted prior to 1997) or until the date of expiration of the options, if earlier; (ii) the occurrence of a “corporate event,” defined as a material, non-recurring event (such as a corporate restructuring) which results in the displacement or elimination of a significant number of jobs and which is required to be disclosed as a separate matter in the Company’s financial statements, in which case the option holder may exercise options capable of being exercised within ninety days after the corporate event or until the date of expiration of the options, if earlier; or (iii) a change in control, in which event all options become fully exercisable and, for a period of two years following the change in control, the option holder has one year from the date of termination of employment to exercise the options or until the date of expiration of the options, if earlier.

(2)	In 2003, 734 employees were granted a total of 1,472,925 stock options.

(3)

The exercise price may be paid in cash, shares of Common Stock valued at the fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the stock option holder provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company out of the sale proceeds an amount equal to the exercise price plus all applicable withholding taxes.

(4)

The dollar amounts under these columns for all the individuals are the result of annual appreciation rates for the term of the options (ten years) as required by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

(5)

For “All Stockholders,” the potential realizable value on 134,291,691 shares, the number of outstanding shares of Common Stock and Class B Stock on February 3, 2003, is based on a $64.50 per share price (the exercise price of the February 3, 2003 options). The value of the Common Stock and Class B Stock at $64.50 per share on February 3, 2003 was $8,661,814,070. The amounts listed in this line for “All Stockholders” are the result of calculations at the 5% and 10% annual appreciation rates for a period of ten years from February 3, 2003, through and including February 2, 2013. The amounts are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the fiscal year:

Aggregated Option Exercises in Year-Ended December 31, 2003
and Year-End Option Values

	Shares		Securities Underlying Number of Unexercised Options at 12/31/03 (#)(1)		Value of Unexercised In-The-Money Options at 12/31/03 ($)(1)

Name	Acquired on Exercise (#)(1)	Value Realized ($)	Exer- cisable	Unexer- cisable	Exer- cisable	Unexer- cisable

R. H. Lenny	—	—	268,200	427,000	3,179,636	4,876,609
R. Brace	—	—	42,514	32,486	935,435	449,678
F. Cerminara	7,700	400,801	44,388	55,762	1,143,650	713,051
B. H. Snyder	8,000	342,067	31,463	41,987	921,971	549,209
D. J. West	—	—	8,125	46,425	113,800	562,105

(1)	The fair market value of the Common Stock on December 31, 2003, the last trading day of the Company’s fiscal year, was $76.99. Except for 115,350 exercisable and 115,350 unexercisable options granted to R. H. Lenny on March 12, 2001 pursuant to a separate registration statement filed with the Securities and Exchange Commission, all of the stock options were granted under the Incentive Plan.

Long-Term Incentive Program — Performance Stock Units

The following table provides information concerning performance stock unit grants made to the named executive officers during the last fiscal year under the long-term incentive program portion of the Incentive Plan. Payments made under the program for the three-year performance cycle ending December 31, 2003 are reported in the Summary Compensation Table.

Long-Term Incentive Program
Performance Stock Unit Awards in Year-Ended December 31, 2003

	Number of Shares, Units or Other Rights(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts
Name			Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)

R. H. Lenny	29,000	6 years	2,900	29,000	72,500
R. Brace	2,550	6 years	255	2,550	6,375
F. Cerminara	6,300	6 years	630	6,300	15,750
B. H. Snyder	4,450	6 years	445	4,450	11,125
D. J. West	3,600	6 years	360	3,600	9,000

(1)	The PSUs reported in this table were granted to all named executive officers on February 3, 2003, for the cycle commencing January 1, 2003 and ending December 31, 2005. PSUs awarded at the end of the three-year performance cycle will not vest until December 31, 2008, three years after the end of the performance cycle, and payment of the award will not be made until early 2009.

For purposes of determining the number of grants, the value of each PSU is based on the average of the daily closing prices of the Common Stock on the New York Stock Exchange as reported in The Wall Street Journal for the December preceding the new three-year performance cycle.

The final value of the award is determined based upon three factors. The first factor is the number of PSUs awarded at the commencement of the three-year cycle. The second factor relates to the performance score, determined as the sum of (i) the Company’s earnings per share-diluted growth (three-year compound annual growth rate) measured against an internal target and measured against the earnings per share-diluted growth (three-year compound annual growth rate) of a peer group of 16 food, beverage and consumer packaged goods companies, scored on a range from 10% to 125%; and (ii) the cumulative three-year improvement in the Company’s economic return on invested capital measured against an internal target, scored on a range from 10% to 125%. The total performance score can range from a minimum of 0% to a maximum of 250%, based upon each of the performance measurements having a 50% weighted value in the formula. The third factor involves the value per unit which is determined at the conclusion of the three-year cycle.

(2)	This column lists the number of shares of Common Stock, the value of which would be payable to the named executive officers at the threshold achievement level of 10%. If the achievement level at the end of the three-year cycle is less than this threshold, no payments are made.

(3)	This column lists the number of shares of Common Stock, the value of which would be payable to the named executive officers at the target, or 100%, achievement level.

(4)	This column lists the number of shares of Common Stock, the value of which would be payable to the named executive officers at the 250% achievement level.

Performance Graph

The following graph compares the Company’s cumulative total stockholder return (Common Stock price appreciation plus dividends, on a reinvested basis) over the last five fiscal years with the Standard and Poor’s 500 Index and the Standard and Poor’s Packaged Foods Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
HERSHEY FOODS CORPORATION, S&P 500 INDEX AND
S&P PACKAGED FOODS INDEX

	1998	1999	2000	2001	2002	2003
HERSHEY	$100	$78	$108	$115	$117	$136
S&P 500	$100	$121	$110	$97	$76	$97
S&P Packaged Foods	$100	$79	$100	$102	$104	$113

*	Hypothetical $100 invested on 12/31/98 in Hershey Foods Common Stock, S&P 500 Index and S&P Packaged Foods Index, assuming reinvestment of dividends.

Employment Contracts and Benefit Protection Arrangements

Under the terms of an employment agreement entered into by the Company and R. H. Lenny on March 12, 2001, Mr. Lenny is entitled to an annual salary during the term of the agreement of not less than $750,000 and to participate in the Annual and Long-Term Incentive Programs of the Incentive Plan and in the Company’s other executive and employee benefit programs. The employment agreement also provides for a one-time sign-on award, in lieu of participation in certain on-going Company incentive programs, of 400,000 stock options (at a price of $64.65, the closing price of the Common Stock on the trading day preceding the date of the March 12, 2001 grant, in accordance with the Incentive Plan) and an RSU award of 65,542 units to replace compensation forfeited as a result of his resignation from his prior employer. The total compensation awarded to Mr. Lenny for the fiscal year ended December 31, 2003 is set forth in the Executive Compensation section of this Proxy Statement. Mr. Lenny’s employment agreement has a continuous term of three years, unless terminated earlier. In the event the Company should terminate Mr. Lenny’s employment without cause, he will be entitled to a lump-sum severance benefit equal to his annual salary and AIP bonus for two years, vesting of RSU awards, continued vesting of stock option awards and continuation of certain executive and employee benefits.

The Company provides an Executive Benefits Protection Plan (“Benefits Protection Plan”) for the named executive officers and other key management personnel. The terms of the Benefits Protection Plan are consistent with the practices followed by other major public corporations in the United

States and generally provide that in the event the executive’s employment with the Company terminates within two years after a “change in control” of the Company, the executive is entitled to certain severance payments and benefits. A “change in control” is defined to include an event in which the Milton Hershey School Trust no longer holds voting control of the Company and another party acquires 25% or more of the combined voting power of common equity of the Company. Under the Benefits Protection Plan, upon an executive officer’s termination after a change in control as described above, and in order to assist the executive in transitioning to new employment, the executive generally would be entitled to receive in a lump sum three times the executive’s base salary, AIP bonus and PSU payout. The executive also would be entitled to continuation of health benefits for a period of three years and reimbursement for Federal excise taxes payable (but not for income taxes payable). The executive also would become vested in benefits under existing compensation and benefit programs (including those described in the Executive Compensation section) and generally would be paid such benefits at the time of the executive’s termination or deferred at the executive’s election under the Deferred Compensation Plan. Compensation deferred under the Deferred Compensation Plan and supplemental retirement benefits under the Supplemental Executive Retirement Plan would be provided by a grantor trust to be established and funded at the time of any such change in control. Executive officers are also entitled to receive certain severance payments and benefits if their employment with the Company is terminated in the absence of a change in control, provided that the termination is not for “cause” as defined in the Benefits Protection Plan. In the event of such termination, the executive would be placed on a two-year leave of absence, during which time the executive would receive his base salary, AIP bonus, previously earned and/or deferred AIP bonus and PSU awards, and benefit programs to which the executive had been entitled while in active employment (excluding disability coverage).

Pension Plans

Executive officers are eligible to receive pension benefits payable under the Company’s qualified defined benefit pension plan (“Pension Plan”), as well as the nonqualified Supplemental Executive Retirement Plan that provides benefits in excess of those provided under the Pension Plan that is subject to limitations under the Internal Revenue Code. The combined benefit paid to a participant pursuant to these plans is equal to 55% of that individual’s final average compensation. Final average compensation is determined by adding the participant’s three-year average of base salary and five-year average AIP bonus. The combined amounts paid under the two plans are reduced by any applicable Social Security benefits received, by a specified percentage for each month that retirement occurs before age 60, and by a specified percentage for each year that retirement occurs prior to the individual completing 15 years of service with the Company.

The final average compensation and the credited years of service as of December 31, 2003, respectively, for each of the named executive officers were: R. H. Lenny, $1,988,500, 2.8 years; R. Brace, $411,286, 36.6 years; F. Cerminara, $468,419, 31.6 years; B. H. Snyder, $369,589, 20.5 years; and D. J. West, $486,406, 2.6 years.

VOTING OF PROXIES

A proxy may be revoked at any time before it is voted at the Annual Meeting by submitting to the Secretary of the Company a written notice revoking it, by a duly-executed proxy bearing a later date, by a telephone or Internet vote cast at a later date, or by voting by ballot at the meeting. Shares held for each participant in the Company’s Automatic Dividend Reinvestment Service Plan, the ESSIOP or the Company’s Puerto Rico Employee Savings Stock Investment and Ownership Plan (“PR ESSIOP”) will be voted by the plan trustees as directed by the participant’s proxy. If an Automatic Dividend Reinvestment Service Plan participant does not return a proxy, the participant’s shares in the plan will not be voted. If an ESSIOP or PR ESSIOP participant does not return a proxy, that participant’s shares will be voted by the plan trustee in the same proportion as the final aggregate votes of plan participants actually voting on the matter.

SOLICITATION OF PROXIES

Solicitation of proxies will be made by use of the mail or, if consented to by a stockholder, by electronic transmission over the Internet. The cost of preparing, assembling and distributing this proxy solicitation material and Notice of Annual Meeting of Stockholders will be paid by the Company. Solicitation by mail, telephone, telefax, electronic transmission over the Internet or personal contact may be done by directors, officers and other employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company’s stock as of the record date will be requested to forward proxy solicitation material to the beneficial owners of such shares and will be reimbursed by the Company for their reasonable expenses.

The Securities and Exchange Commission has adopted rules that allow the Company to send a single copy of its Proxy Statement and Annual Report to Stockholders to two or more stockholders sharing the same address if those stockholders also share the same name or if the Company reasonably believes that those stockholders are members of the same family. The rules require that each stockholder at the shared address continue to receive a separate proxy card or voting instruction card. Hershey Foods believes this rule is beneficial to both stockholders and the Company because it allows for the elimination of cumbersome duplicate mailings to the same household and results in lower printing and postage costs.

Any stockholder who would prefer to have a separate copy of the Proxy Statement and Annual Report to Stockholders delivered to him or her at the shared address for this and future years may elect to do so by calling, toll free, (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A copy of the materials will be sent promptly to the stockholder following receipt of such notice.

Stockholders whose shares of Common Stock are held partially in registered name and partially by a broker or other nominee may receive duplicate deliveries of the Proxy Statement and Annual Report to Stockholders. Certain brokers and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request or upon the stockholder’s implied consent not to receive duplicate mailings following notice from the broker. Stockholders desiring to eliminate such duplicate mailings should contact their broker or nominee for more information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership in their holdings of the Company’s stock. Copies of these reports also must be furnished to the Company. Based on an examination of these reports and on written representations provided to the Company, all such reports have been timely filed.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

During 2003, the Company and its subsidiaries had a number of transactions with Milton Hershey School, the Milton Hershey School Trust, and companies owned by the Milton Hershey School Trust involving the purchase or sale of goods and services. These transactions were primarily with Hershey Entertainment & Resorts Company, based in Hershey, Pennsylvania, and wholly-owned by the Milton Hershey School Trust.

The aggregate value of sales made during 2003 by the Company and its subsidiaries to Milton Hershey School, the Milton Hershey School Trust, and companies owned by the Milton Hershey School Trust, amounted to approximately $900,000. During the same year, the Company purchased goods and services from these entities in the amount of approximately $2,500,000. These transactions were on terms that the Company believes to be no less favorable to the Company than those which could have been obtained from other purchasers or vendors.

In December 2002, the Company sold to Hershey Entertainment & Resorts Company a 70,000 square foot manufacturing facility on 9.43 acres of land in Palmyra, Pennsylvania. The purchase price for the property was $1,450,000, the fair market value as determined by Weinstein Realty Advisors, an independent appraisal firm. The Company received from Hershey Entertainment & Resorts Company, in payment of the purchase price, cash in the amount of $750,000 and complimentary admission for 13,000 employees of the Company for one day in 2002 and one day in 2003 to HERSHEYPARK, a local amusement park owned by Hershey Entertainment & Resorts Company, having a market value, in the aggregate, of $700,000. The Company believes that this transaction was made on terms consistent with market conditions at the time of the transaction.

The Company’s Corporate Governance Principles provide that any transaction not in the ordinary course of business between the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or the Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, must be approved in advance by a subcommittee of the Board composed of the independent members of the Executive Committee.

OTHER BUSINESS

As of January 23, 2004, the Company had received no proposal, nomination for director or other business submitted in accordance with its
By-Laws for consideration at the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this Proxy Statement, and, therefore, it is not expected that any other business will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The 2005 Annual Meeting of Stockholders will be held on April 19, 2005. To be eligible for inclusion in the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders, stockholder proposals must be received by the Company by November 12, 2004.

Stockholders (other than those holding 25% of the outstanding votes entitled to be cast) who do not submit proposals for inclusion in the Proxy Statement but who intend to present a proposal, nomination for director or other business for consideration at any meeting of stockholders, including any annual meeting, are required by the Company’s By-Laws to notify the Secretary of the Company of their proposal or nomination and provide other information in advance of such meeting. Stockholders interested in making proposals at the 2005 Annual Meeting must submit their name and address, their shareholdings, a brief description of the proposal and any financial or other interest they have in such proposal to the Company no earlier than December 29, 2004 and no later than January 28, 2005.

In addition, the Company’s By-Laws require that a stockholder wishing to make a nomination for director at the 2005 Annual Meeting must submit the following information to the Company no earlier than December 29, 2004 and no later than January 28, 2005: name and address of the stockholder who intends to make the nomination; a representation that the stockholder is a holder of record and intends to make the nomination in person or by proxy at the meeting; a description of any arrangement between the stockholder and the individual planned to be nominated; the nominee’s name, address and biographical information; and the written consent of the nominee to serve as a director if elected.

All notices for stockholder proposals and director nominations should be sent to Hershey Foods Corporation, Attn: Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each beneficial owner of its Common Stock and Class B Stock, upon such stockholder’s request, a copy (without exhibits) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. Requests for copies should be addressed to Hershey Foods Corporation, Attn: Investor Relations Department, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

OTHER DOCUMENTS NOT A PART OF THIS PROXY STATEMENT

This Proxy Statement is being distributed to stockholders as part of a larger publication containing other documents and information of interest to stockholders concerning the Annual Meeting. Such other documents and information include a letter to stockholders from R. H. Lenny, Chairman of the Board, President and Chief Executive Officer; helpful information about the Annual Meeting; Appendix A, which contains the Annual Report to Stockholders, including Management’s Discussion and Analysis and the Consolidated Financial Statements; Appendix B, which contains Other Stockholder Information; Appendix C, which contains certain Policies and Procedures of the Company referred to in this Proxy Statement; and Appendix D, which contains charters of certain committees of the Board, including the Charter of the Audit Committee.

By order of the Board of Directors,

Burton H. Snyder
Senior Vice President,
General Counsel and Secretary

March 12, 2004

Stockholders who desire to have their stock voted at the meeting are requested to either (1) follow the Internet or telephone voting instructions on the enclosed proxy card or (2) mark, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope. Stockholders may revoke their proxies at any time prior to the meeting, and stockholders who are present at the meeting may revoke their proxies and vote, if they so desire, in person.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.	COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Hershey Foods Corporation (the “Company”) shall consist of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise independent under the rules of the New York Stock Exchange, Inc., the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder, and the Company’s Corporate Governance Principles (“Governance Principles”). The Board shall also determine that each member is “financially literate,” and that one member of the Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment and whether any member of the Committee is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (the “SEC”). If the Board has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement.

Members and the chairperson shall be appointed by the Board as set forth in the Governance Principles.

II.	PURPOSES OF THE COMMITTEE

The purposes of the Committee are to:

1.	assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and

2.	prepare the report required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management also is responsible for developing, maintaining and documenting appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal audit department is responsible for performing independent, objective assessments of management’s system of internal controls and policies and procedures and reporting on their degree of effectiveness. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. The independent auditors are also responsible for reading and commenting on the Company’s filings on Form 8-K and any press releases it issues regarding the Company’s financial performance or accounting practices. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors for the Company are accountable to the Board and the Committee as representatives of the stockholders. The Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting). The independent auditors shall report directly to the Committee.

The independent auditors shall submit to the Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company including each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1.

The independent auditors shall submit to the Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III.	MEETINGS OF THE COMMITTEE

The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately at least quarterly or more frequently at the discretion of the Committee Chair, with management, the head of the internal audit function and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can speak to and hear each other.

IV.	DUTIES AND POWERS OF THE COMMITTEE

To carry out its purposes, the Committee shall have the following duties and powers:

1.	with respect to the independent auditors,

a.	to directly appoint, retain, compensate, evaluate and terminate (i) the independent auditors including sole authority to approve all audit engagement fees and terms and (ii) any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report, review or attestation services;

b.	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors. The Committee has adopted a guideline that under ordinary circumstances non-audit fees shall not exceed 25% of audit fees;

c.	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

d.	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles (GAAP) of policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

e.	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

f.	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner;

g.	to take into account the opinions of management and the Company’s internal audit department in assessing the independent auditors’ qualifications, performance and independence; and

h.	to instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders;

2.	with respect to the internal audit department,

a.	to approve the overall charter of the internal audit department;

b.	to approve the appointment and replacement of the head of the internal audit function;

c.	to review the annual compensation and salary adjustment of the head of the internal audit function and make recommendations to the Compensation and Executive Organization Committee;

d.	to review and approve the annual internal audit plan and monitor adherence to the plan;

e.	to advise the head of the internal audit function that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management’s responses thereto; and

f.	to make appropriate inquiries of management and the head of the internal audit function to determine whether there are scope or budgetary limitations that impede the ability of the internal audit department to execute its responsibilities;

3.	with respect to financial reporting and accounting principles and policies and internal audit controls and procedures,

a.	to advise management, the internal audit department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

b.	to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Committee by the independent auditors required by or referred to in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as it may be modified or supplemented;

c.	to meet with management, the independent auditors and the head of the internal audit function:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal audit department or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board and stockholders;

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

d.	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

e.	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

f.	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

g.	to discuss and review the type and presentation of information to be included in earnings press releases;

h.	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

i.	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

j.	to establish hiring policies for employees or former employees of the independent auditors;

k.	to discuss with the Company’s general counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies; and

l.	to discuss with the Company’s chief executive officer, chief financial officer and general counsel the communication and monitoring of, and compliance with, the Company’s Code of Ethical Business Conduct; and

4.	with respect to reporting and recommendations,

a.	to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

b.	to review this Charter at least annually and recommend any changes to the full Board;

c.	to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

d.	to prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

V.	DELEGATION TO SUBCOMMITTEE

The Committee may, to the extent permitted by law or by the applicable listing standards of the New York Stock Exchange, Inc., delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VI.	RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management. The Company shall provide for appropriate funding, as determined by the Committee, for payment to such third parties and the independent auditors, and for administrative expenses that are necessary or appropriate for the Committee in carrying out its duties.

VOTE BY INTERNET – [www.proxyvote.com]
HERSHEY FOODS CORPORATION C/O MELLON INVESTOR SERVICES P.O. BOX 3500 SOUTH HACKENSACK, NJ 07606-9200

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2004. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2004. Have your proxy card in hand when you call and then follow the instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hershey Foods Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HFCCV1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HERSHEY FOODS CORPORATION

The Board of Directors recommends a vote FOR the following actions (as described in the accompanying Proxy Statement).
To withhold authority to vote, mark “For All Except” and write the nominee’s number or nominees’ numbers on the line below.

Vote On Directors					For All	Withhold All	For All Except
1.	Nominees: 01) J. A. Boscia, 02) R. H. Campbell, 03) R. F. Cavanaugh, 04) G. P. Coughlan, 05) H. Edelman, 06) B. G. Hill, 07) R. H. Lenny, 08) M. J. McDonald, 09) M. J. Toulantis
					☐	☐	☐	____________________________

Vote On Proposal		For	Against	Abstain

2.	Approve Appointment of KPMG LLP as Independent Auditors for 2004	☐	☐	☐		The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

Please follow the instructions above to vote by Internet or telephone or mark, sign [exactly as name(s) appears above] and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

Admission Ticket

HERSHEY FOODS CORPORATION

2004 Annual Meeting of Stockholders

Wednesday, April 28, 2004
2:00 p.m.
The Hershey Lodge & Convention Center
West Chocolate Avenue and University Drive
Hershey, PA

Presenting this Admission Ticket at
HERSHEY’S CHOCOLATE WORLD visitors center
entitles you to 25% off all confectionery products,
Hershey’s gifts and souvenir items from
9:00 a.m. until 6:00 p.m.
on April 28, 2004.

‚ FOLD AND DETACH HERE ‚	Offer good on April 28, 2004 only.	‚ FOLD AND DETACH HERE‚

HERSHEY FOODS CORPORATION

STOCKHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD

The undersigned hereby appoints R. H. Lenny and B. H. Snyder, and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Stockholders to be held at 2:00 p.m., April 28, 2004, at The Hershey Lodge & Convention Center, West Chocolate Avenue and University Drive, Hershey, Pennsylvania, or at any adjournment thereof (“Annual Meeting”), and to vote all of the undersigned’s shares of the Company’s Common Stock in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed.  If no direction is given, this proxy will be voted FOR items 1 and 2, as set forth on the reverse side.

This proxy also provides voting instructions for shares held by American Express Trust Company*, as Trustee of the Hershey Foods Corporation Employee Savings Stock Investment and Ownership Plan (“ESSIOP”), or for shares held by Banco Popular de Puerto Rico*, as Trustee of the Hershey Foods Corporation Puerto Rico Employee Savings Stock Investment and Ownership Plan (“PR ESSIOP”), as applicable, and directs such Trustee to vote at the Annual Meeting all of the shares of Common Stock of Hershey Foods Corporation which are allocated to the undersigned’s account in the ESSIOP or PR ESSIOP, as applicable, in the manner directed on the reverse side of this card. If no direction is given or is received after April 26, 2004, the Trustee will vote the undersigned’s shares in the ESSIOP or PR ESSIOP, as applicable, in the same proportion, respectively, as the final aggregate vote of the ESSIOP or PR ESSIOP participants actually voting on the matter.

This proxy/voting instruction card is solicited on behalf of the Board of Directors pursuant to a separate Notice of Annual Meeting and Proxy Statement dated March 12, 2004, receipt of which is hereby acknowledged. The shares of Common Stock represented by this proxy shall be entitled to one vote for each such share held. Except with regard to voting separately as a class on the election of Mmes. Edelman and Toulantis, shares of the Common Stock will vote together with shares of the Class B Common Stock without regard to class.

THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
*American Express Trust Company and Banco Popular de Puerto Rico have each appointed Automatic Data Processing as agent to tally the vote.

VOTE BY INTERNET – [www.proxyvote.com]
HERSHEY FOODS CORPORATION C/O MELLON INVESTOR SERVICES P.O. BOX 3500 SOUTH HACKENSACK, NJ 07606-9200

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2004. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2004. Have your proxy card in hand when you call and then follow the instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hershey Foods Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HFCCLB	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HERSHEY FOODS CORPORATION

The Board of Directors recommends a vote FOR the following actions (as described in the accompanying Proxy Statement).
To withhold authority to vote, mark “For All Except” and write the nominee’s number or nominees’ numbers on the line below.

Vote On Directors					For All	Withhold All	For All Except
1.	Nominees: 01) J. A. Boscia, 02) R. H. Campbell, 03) R. F. Cavanaugh, 04) G. P. Coughlan, 05) B. G. Hill, 06) R. H. Lenny, 07) M. J. McDonald,
					☐	☐	☐	____________________________

Vote On Proposal		For	Against	Abstain

2.	Approve Appointment of KPMG LLP as Independent Auditors for 2004	☐	☐	☐		The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

Please follow the instructions above to vote by Internet or telephone or mark, sign [exactly as name(s) appears above] and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

Yes No

Do you plan to attend the Annual Meeting? ☐ ☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

Admission Ticket

HERSHEY FOODS CORPORATION

2004 Annual Meeting of Stockholders

Wednesday, April 28, 2004
2:00 p.m.
The Hershey Lodge & Convention Center
West Chocolate Avenue and University Drive
Hershey, PA

Presenting this Admission Ticket at
HERSHEY’S CHOCOLATE WORLD visitors center
entitles you to 25% off all confectionery products,
Hershey’s gifts and souvenir items from
9:00 a.m. until 6:00 p.m.
on April 28, 2004.

‚ FOLD AND DETACH HERE ‚	Offer good on April 28, 2004 only.	‚ FOLD AND DETACH HERE‚

HERSHEY FOODS CORPORATION

CLASS B COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 12, 2004, appoints R. H. Lenny and B. H. Snyder, and each of them, as Proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of the Company’s Class B Common Stock at the Annual Meeting of Stockholders to be held at 2:00 p.m., April 28, 2004, at The Hershey Lodge & Convention Center, West Chocolate Avenue and University Drive, Hershey, Pennsylvania, or at any adjournment thereof.

The shares of Class B Common Stock represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to ten votes for each such share held.  If no direction is given, this proxy will be voted FOR items 1 and 2, as set forth on the reverse side.

This proxy is continued on the reverse side.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.